As filed with the Securities and Exchange Commission on September 17, 2004

Registration No. 333-116464

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0559446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Corporate Office

One Hughes Way

Orlando, Florida 32805

(407) 841-4755

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Bearman

Executive Vice President and Chief Financial Officer

Corporate Office

One Hughes Way

Orlando, Florida 32805

(407) 841-4755

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications To:

John Z. Paré Senior Vice President, General Counsel and Secretary Hughes Supply, Inc. Corporate Office One Hughes Way Orlando, Florida 32805 (407) 841-4755	Tom McAleavey Holland & Knight LLP P.O. Box 1526 200 South Orange Avenue, Suite 2600 Orlando, Florida 32801 (407) 425-8500

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	N/A
Common stock	(1)	(1)	(1)	N/A
Rights to purchase Series A Junior Participating Preferred Stock(3)	(1)	(1)	(1)	N/A
Warrants	(1)	(1)	(1)	N/A
Stock Purchase Contracts	(1)	(1)	(1)	N/A
Units	(1)	(1)	(1)	N/A
Total for sale by Registrant	(1)	(1)	$700,000,000	$88,690(2)(4)
Secondary Offering:(5) Common stock	300,000	30.843(6)	$9,252,900	$1,172.34(2)
Total	—	—	$709,252,900	$89,862.34(2)(4)

(1)	This registration statement registers such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock, such indeterminate number of rights to purchase Series A Junior Participating Preferred Stock attached to and traded with shares of common stock, such indeterminate number of warrants to purchase common stock, debt securities, or units, such indeterminate number of stock purchase contracts to purchase common stock and such indeterminate number of units comprised of any or all of the foregoing securities of the Registrant as shall have an aggregate initial offering price not to exceed $700,000,000. If any debt securities are issued and/or sold at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $700,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. There are also being registered hereunder by the Registrant an indeterminate number of shares of common stock as shall be issuable upon conversion, exercise or settlement of any securities that provide for that issuance.
(2)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933 with respect to securities sold by the Registrant and pursuant to Rule 457(c) for the selling shareholder in the secondary offering based on the average high and low sales price for our common stock (as adjusted for the two-for-one stock split payable on September 22, 2004, which adjustment was made using an amount equal to one-half of such average price) on the New York Stock Exchange on September 10, 2004.
(3)	The rights (the “Rights”) to purchase the Series A Junior Participating Preferred Stock will be attached to and traded with shares of Registrant’s common stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Registrant’s common stock. After giving effect to Registrant’s two-for-one stock split payable on September 22, 2004, each share of Registrant’s common stock will be associated with one-half of a Right.
(4)	A portion of the filing fee ($88,690) was previously paid in connection with the initial filing of this registration statement on June 14, 2004.
(5)	Up to 300,000 shares of common stock (after giving to Registrant’s two-for-one stock split payable September 22, 2004) may be sold from time to time pursuant to this registration statement by the selling shareholder. This registration statement also relates to the Rights attached to such shares.
(6)	Estimated solely for the purpose of determining the registration fee based on the average of the high and low sales price of our common stock (as adjusted for the two-for-one stock split payable on September 22, 2004, which adjustment was made using an amount equal to one-half of such average price) on the New York Stock Exchange on September 10, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 17, 2004

PROSPECTUS

$700,000,000

Debt Securities, Common Stock, Warrants, Stock Purchase Contracts and Units

Offered by

Hughes Supply, Inc.

300,000 Shares of Common Stock of Hughes Supply, Inc.

Offered by the Selling Shareholder

We may offer and sell debt securities, shares of common stock, warrants, stock purchase contracts and units comprised of any or all of these securities. These securities may be offered and sold from time to time for an aggregate offering price of up to $700,000,000.

Up to 300,000 shares of our common stock (after giving effect to the two-for-one stock split payable on September 22, 2004) may be sold from time to time in one or more offerings by the selling shareholder. We will not receive any proceeds from sales of shares of our common stock by the selling shareholder.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “HUG.”

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE “ RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The selling shareholder identified in this prospectus may offer and sell shares of our common stock under this prospectus. See “Selling Shareholder”.

Each time we or the selling shareholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

HUGHES SUPPLY, INC.

Founded in 1928, we are one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance-related products. We distribute over 350,000 products to more than 100,000 customers through approximately 500 branches located in 38 states. Our principal customers include electrical, plumbing and mechanical contractors; public utilities; property management companies; municipalities; and industrial companies. Although we have a national presence, we operate principally in the southeastern and southwestern United States.

We are organized on a product line basis and report the results of our operations associated with our product lines in six operating segments and an Other category. The six operating segments are: Water & Sewer; Plumbing/Heating, Ventilating and Air Conditioning (HVAC); Utilities; Electrical; Maintenance, Repair and Operations (MRO); and Industrial Pipe, Valves and Fittings (PVF). We include our Building Materials, Fire Protection and Mechanical Industrial product lines in the Other category.

Our headquarters are located at One Hughes Way, Orlando, Florida, 32805. Our telephone number is (407) 841-4755, our facsimile number is (407) 649-1670, and our website is www.hughessupply.com. The information provided on our website is not incorporated into this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements made by us in this prospectus, any prospectus supplement and other documents we file with the SEC constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the safe harbor provisions created by such sections. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results or events may differ significantly from those indicated in such forward-looking statements as a result of various important factors. These factors are discussed further in the caption “Risk Factors” below. All forward-looking statements are qualified by and should be read in conjunction with those risk factors. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Other risks are referred to from time to time in our periodic filings with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Item 1. Business—Risk Factors” in our Annual Report on Form 10-K for the year ended January 30, 2004, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus may be used for the acquisition of businesses and products, the repayment or refinancing of debt, capital expenditures, working capital needs and other general corporate purposes. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

We will not receive any of the proceeds from any sale of shares by the selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Year Ended					Six Months Ended July 30, 2004
	January 28, 2000	January 26, 2001	January 25, 2002	January 31, 2003	January 30, 2004
Ratio of earnings to fixed charges	3.3	2.4	2.4	3.1	2.7	5.5

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of the sum of income before taxes plus fixed charges (exclusive of capitalized interest) and amortization of previously capitalized interest. “Fixed charges” consist of the sum of interest expense, including capitalized interest, amortization of debt issuance costs and the portion of rent expense deemed to represent interest. As of the date of this prospectus, we have no preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES

This section outlines certain of the indentures governing the debt securities we may offer. This information may not be complete in all respects and is qualified entirely by reference to the indentures under which the debt securities are issued. Forms of these indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms presented below.

The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture, and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinated debt securities as the subordinated indenture, and we will refer to the trustee under that indenture as the subordinated trustee. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

In this Description of Debt Securities, the terms “we”, “us” and “our” refer collectively to Hughes Supply and its subsidiaries, unless the context otherwise indicates. The term “significant subsidiaries” refers to significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act, of Hughes Supply.

General

The debt securities will be issuable in one or more series pursuant to the applicable indenture, a supplemental indenture relating to such series of debt securities or a resolution of our board of directors or a committee of our board of directors. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank equally in right of payment with all of our other senior obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and any supplemental indenture relating to those securities. In addition, such subordinated debt securities may rank equal or senior in right of payment to other subordinated indebtedness which may have been issued or will be issued in the future. Except as otherwise provided in a prospectus supplement, the indentures will not limit our incurrence or issuance of other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

•	the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of Hughes Supply to defer payment of principal;

•	the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of Hughes Supply to defer any interest payment;

•	the place or places where, subject to the terms of the applicable indenture as described below under the caption “Payment and Paying Agents,” the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the applicable indenture as described below under the caption “Denominations, Registration and Transfer,” we will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the debt securities and the applicable indenture may be made;

•	any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option pursuant to any sinking fund or otherwise;

•	the obligation, if any, of Hughes Supply to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any debt securities will be issuable if other than denominations of $5,000 and any integral multiples of $1,000 in excess thereof;

•	if other than in United States dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants of Hughes Supply specified in the indenture with respect to the debt securities;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

•	subject to the terms of the applicable indenture as described below under the caption “Global Debt Securities,” whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•	the appointment of any trustee, registrar, paying agent or agents;

•	the terms and conditions of any obligation or right of a holder to convert or exchange debt securities into common stock, preferred securities or other securities;

•	whether the defeasance and covenant defeasance provisions described under the caption “Satisfaction and Discharge; Defeasance” will be inapplicable or modified;

•	any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities;

•	whether and under what circumstances Hughes Supply will pay additional amounts as contemplated in the indenture with respect to the debt securities in respect of any tax, assessment or governmental charge and, if so, whether Hughes Supply will have the option to redeem the debt securities in lieu of paying additional amounts; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material United States federal income tax consequences and special considerations applicable to those debt securities in the applicable prospectus supplement.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units, if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material United States federal income tax, accounting, and other considerations applicable thereto in the applicable prospectus supplement.

Reopening of Issue

All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to the date of issuance, issue price and, if applicable, the date from which interest shall accrue.

Denominations, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $5,000 and any integral multiples of $1,000 in excess thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. We will appoint the trustee of each series of debt securities as securities registrar for such series under the applicable indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by us with respect to any series, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, neither we nor the trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Global Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or any nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global debt security, and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security, or its nominee, will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form, and will not be considered the owners or holders of them under the applicable indenture.

Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of Hughes Supply, Inc., the trustee, any paying agent or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants.

Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. An interest in the global debt security will also be exchangeable for individual debt securities if an event of default with respect to the series of debt securities has occurred and is continuing. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to us, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $5,000 and integral multiples of $1,000 in excess thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option, payment of any interest may be made:

•	except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

•	by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

Any moneys deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at our request, be repaid to us or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to us for payment.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. Certain material United States federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that the subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness of Hughes Supply. The term “senior indebtedness” will be defined in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, if:

•	we default in the payment of any principal, premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise and the maturity of such senior indebtedness has been accelerated; or

•	any other default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to the subordinated trustee by the holders of senior indebtedness;

then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property, or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities. The holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice (a “payment blockage period”). The payment blockage period will end earlier if such payment blockage period is terminated: (1) by written notice to the trustee and us from the person or persons who gave such payment blockage notice; (2) because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or (3) because such senior debt has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the payment blockage period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person.

Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of Hughes Supply, Inc., voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of the assets of us;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Hughes Supply or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described below under the caption “Satisfaction and Discharge; Defeasance,” which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Hughes Supply being subordinated to the payment of subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part.

Modification of Indentures

From time to time, we and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including, but not limited to:

•	to evidence the succession of another person to our rights and the assumption by the successor of our covenants and obligations in the applicable indenture in accordance with the terms of the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to change or eliminate any provisions of the applicable indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provisions;

•	to secure, or add guarantees with respect to, the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the applicable indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the applicable indenture, provided that such action will not adversely affect the interests of holders of such series of debt securities in any material respects; or

•	to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act of 1939, as amended,

In addition, under the indentures, we and the trustees may modify some of our rights, covenants and obligations and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no such modification may, without the consent of a holder:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any security;

•	reduce the principal amount of any security or the rate of interest thereon or any premium payable upon redemption or extend the time for payment thereof;

•	change any place of payment where, or the coin or currency in which, any security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or defaults or events of default and their consequences; or

•	change the redemption provisions of the applicable indenture in a manner adverse to such holder.

We and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Events of Default

The indentures will provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an “event of default” with respect to that series of debt securities:

•	failure for 30 days to pay any interest or any sinking fund payment on the series of debt securities when due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay any principal or premium, if any, on the series of the debt securities when due, whether at maturity, upon redemption, by declaration or otherwise;

•	failure to observe or perform any other covenants contained in the applicable indenture for 60 days after written notice has been given to us from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

•	an event of default on any other indebtedness for borrowed money of Hughes Supply having an aggregate amount outstanding in excess of $15 million which default (i) is caused by a failure to pay when due (after giving effect to any grace periods) any principal, premium or interest on such indebtedness or (ii) has caused the holders thereof to declare such indebtedness due and payable in advance of its scheduled maturity; or

•	certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries.

The holders of not less than a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. In the case of an event of default arising from certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries, all outstanding debt securities will become due and payable immediately without further action or notice. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon any other event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if all events of default (other than the non-payment of the principal of the series which has become due solely by the acceleration) have been cured and a sum sufficient to pay all matured installments of interest, premium and principal due otherwise than by acceleration has been deposited with the trustee of the series.

The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal, premium or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest, premium and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. We are required to file annually with the trustees a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indentures.

In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of, premium, if any, and the interest on the debt securities, and any other amounts payable under the applicable indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

No holder of any debt securities will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonable indemnity to the trustee of the series to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal, premium or interest on the debt security on or after the respective due dates expressed in the debt security.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that Hughes Supply will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entity to any person or entity unless:

•	either Hughes Supply is the continuing corporation, or any successor or purchaser is a corporation, partnership or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture; and

•	immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

The trustee, subject to the provisions of the applicable indenture, may receive an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, assignment, conveyance, transfer or lease and any such assumption complies with the provisions of the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Satisfaction and Discharge; Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity or by redemption within one year,

and we irrevocably deposit or cause to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal of, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be; then the applicable indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we may elect either:

•	to terminate, and be deemed to have satisfied, all our obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to compensate and indemnify the trustee (“defeasance”); or

•	to be released from our obligations with respect to certain covenants (“covenant defeasance”);

upon the irrevocable deposit with the trustee, in trust for such purpose, of money and/or United States Government Obligations, as defined in the applicable indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium, if any, and interest on, and any other amounts payable in respect of the outstanding debt securities of the series.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and discharge, and will be subject to United States federal income tax on the same amounts, and in the same manner, and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Restrictions on Secured Debt

So long as any debt securities are outstanding under the indentures, if Hughes Supply or any of its significant subsidiaries create any lien on any of its assets or on a significant subsidiary’s stock or debt, we will secure the debt securities on the same basis, unless, after giving effect to such lien, the aggregate amount of the secured debt then outstanding (not including debt secured by liens permitted below) plus the value of all sale and leaseback transactions described below would not exceed 15% of the consolidated net worth of Hughes Supply. The restrictions do not apply to debt secured by the following:

•	as to each series of debt securities, liens existing as of the date when Hughes Supply first issued debt securities of that series pursuant to the applicable indenture;

•	liens on property to secure all or part of the cost of acquiring, constructing or improving all or any part of such property, or to secure debt incurred to provide funds for the reimbursement of funds expended for the foregoing purposes;

•	landlord’s, materialmen’s, carriers’, workmen’s, repairmen’s or other like liens which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens existing on any property of a corporation or other entity at the time it became or becomes a subsidiary of Hughes Supply (provided that the lien has not been created or assumed in contemplation of that corporation becoming a subsidiary of Hughes Supply);

•	liens securing debt owing by a subsidiary to Hughes Supply or to one or more of its subsidiaries;

•	rights of set-off over deposits of Hughes Supply or its subsidiaries held by financial institutions;

•	liens in favor of any governmental authority of any jurisdiction securing the obligation of Hughes Supply or any of its subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•	liens in connection with self-insurance, workers’ compensation insurance, social security and similar matters;

•	liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with borrowings of money; and

•	any extension, renewal or refunding of the foregoing, provided that the principal amount is not increased and that such lien is not extended to other property.

Restrictions on Sales and Leasebacks

Hughes Supply will not, and will not permit any significant subsidiary to, enter into any sale and leaseback transaction covering any property after the date when Hughes Supply first issued debt securities pursuant to the indentures, unless:

•	the lease is for a temporary period not exceeding three years;

•	in the case of newly constructed property, the sale or transfer occurs within 120 days after construction is complete and the property is fully operational;

•	in the case of property owned by a business that is acquired by Hughes Supply or any of its subsidiaries after the date hereof, the sale or transfer occurs within 120 days after the date of acquisition;

•	we would be entitled (other than pursuant to the exceptions under “—Restrictions on Secured Debt” above) to secure indebtedness equal to the amount realized upon the sale or transfer involved in that transaction without securing the debt securities on the same basis;

•	we use an amount equal to the market value of the property sold to retire within 120 days indebtedness of Hughes Supply or one of its subsidiaries (other than indebtedness subordinated to the debt securities) for money borrowed with an initial maturity of more than 12 months; or

•	the lease is with Hughes Supply or one of its subsidiaries.

Certain Covenants

The indentures will contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Governing Law

Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Trustees

Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our articles of incorporation or bylaws and the applicable provisions of the Florida Business Corporation Act. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the Florida Business Corporation Act. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find Additional Information.”

We may offer our common stock issuable upon the conversion of debt securities, the exercise of warrants and the settlement of stock purchase contracts. The selling shareholder may offer and sell from time to time in one or more offerings an aggregate of 300,000 shares of our common stock (as adjusted for the two-for-one stock split payable on September 22, 2004).

Authorized Capital

We currently have authority to issue 100,000,000 shares of our common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value per share. The only equity securities outstanding are shares of common stock. On August 24, 2004, our board of directors approved a two-for-one stock split in the form of a stock dividend, payable on September 22, 2004, to shareholders of record as of the close of business on September 15, 2004. Our shareholders will receive one additional share for each share held on that date. As of September 10, 2004, there were 30,839,289 shares of our common stock issued and outstanding. We expect that immediately following the stock split there will be approximately 61.7 million shares of our common stock issued and outstanding.

Common Stock

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of common stock have no cumulative voting rights with respect to the election of directors (e.g., a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors).

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends (subject to the prior dividend rights of holders of any preferred stock then outstanding) at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or other rights to purchase any securities of Hughes Supply.

Upon the liquidation, dissolution or winding up of Hughes Supply, the holders of our common stock are entitled to receive pro rata the assets of Hughes Supply which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HUG.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the number of shares constituting such series and the rights and preferences thereof, including dividend rights, voting rights, terms of redemption and liquidation preferences.

Our board of directors established Series A Junior Participating Preferred Stock (“Series A Stock”) consisting of 75,000 shares. Each share of Series A Stock will be entitled to 1,000 votes on all matters submitted to a vote of shareholders. Series A Stock is not redeemable or convertible into any other security. Each share of Series A Stock has a minimum cumulative preferential quarterly dividend rate equal to the greater of $1.00 per share or 1,000 times the aggregate per share amount of the dividend declared on common stock in the related quarter. In the event of liquidation, shares of Series A Stock will be entitled to the greater of $1,000 per share plus any accrued and unpaid dividends or 1,000 times the payment to be made per share of common stock. No shares of Series A Stock are presently outstanding, and no shares are expected to be issued except in connection with the shareholder rights plan referred to below. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Shareholder Rights Plan

We have adopted a shareholder rights plan. Under the shareholder rights plan, after giving effect to the stock split on September 22, 2004, each shareholder will hold one-half of a right per share of our common stock. When exercisable, each one-half of a right will permit the holder to purchase from us one two-thousandth of a share of Series A Stock at a purchase price of $100 per one two-thousandth of a share of Series A Stock. The rights generally become exercisable if a person or group acquires 15% or more of our common stock or commences a tender offer that could result in such person or group owning 15% or more of our common stock. If certain subsequent events occur after the rights first become exercisable, the rights may become exercisable for the purchase of shares of our common stock, or of an acquiring company, having a value equal to two times the exercise price of the right. In general, the rights may be redeemed by us at $0.01 per right at any time prior to the latter of (a) ten days after 20% or more of our stock is acquired by a person or group and (b) the first date of a public announcement that a person or group has acquired 15% or more of our stock. The rights have a 10-year term expiring on June 2, 2008 unless terminated earlier in accordance with the shareholder rights plan. The rights are attached to our common stock and any reference to the common stock in this prospectus includes the rights.

DESCRIPTION OF WARRANTS

This section outlines some of the provisions of each warrant agreement, the warrant and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

Hughes Supply has no warrants outstanding (other than options issued under its employee stock option plans). We may issue warrants for the purchase of our debt securities or common stock. Warrants may be issued independently or together with debt securities or common stock and may be attached to or separate from those securities.

Warrant Agreements

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Hughes Supply and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the United States and have a combined capital and surplus of at least $50 million.

Issuance in Series

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including, but not limited to:

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the exercise price for purchasing those debt securities;

•	in the case of warrants to purchase common stock, the number of shares of common stock as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material United States federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., Eastern time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificates are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Anti-Dilution Provisions

In the case of warrants to purchase our common stock, the exercise price payable and the number of shares of our common stock purchasable upon warrant exercise may be adjusted in certain events, including, but not limited to:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of our common stock;

•	the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase our common stock for an aggregate consideration per share less than the current market price per share of our common stock;

•	any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends, or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and any warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrant holders’ consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depository, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrant holders’ benefit or surrendering any right or power we have under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrant holders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of at least a majority of the unexercised warrants affected by such amendment, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the warrant holders’ rights. However, no such amendment that:

•	reduces the number or amount of securities receivable upon warrant exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of warrant holders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, the warrant agreement will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease our properties and assets substantially as an entity to any person or entity unless:

•	either we are the continuing corporation, or any successor or purchaser is a corporation, partnership or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture; and

•	immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent’s consent or consent of any other warrant holder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

Hughes Supply, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

This section outlines some of the provisions of each stock purchase contract and stock purchase contract agreement. This information may not be complete in all respects and is qualified entirely by reference to the stock purchase contract agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series of stock purchase contracts may differ from the general description of terms presented below.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders shares of our common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts and, if applicable, the unilateral or depositary arrangement relating to the stock purchase contracts in stock purchase units.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of our common stock, warrants and stock purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Warrants” and “Description of Stock Purchase Contracts” will apply to each unit and to any debt security, common stock, warrant or stock purchase contract included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, stock purchase contract agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, common stock, warrants and stock purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under the Trust Indenture Act of 1939, as Amended.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act of 1939, as amended, with respect to their units. To the extent any units consist of debt securities, however, those debt securities will be issued under an indenture that has been qualified under the Trust Indenture Act of 1939, as amended.

Title

Hughes Supply, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING SHAREHOLDER

The following table sets forth certain information about the selling shareholder’s beneficial ownership of our common stock as of September 10, 2004 (such information has been provided by the selling shareholder) and after the sale of the common stock offered by the selling shareholder, assuming all such shares are sold and giving effect to the two-for-one stock split effective September 22, 2004. The selling shareholder has not committed to sell any shares under this prospectus. The numbers presented under “Shares Beneficially Owned After the Offering” assume that all of the shares offered by the selling shareholder are sold and that the selling shareholder acquires no additional shares of our common stock before the completion of this offering. The selling shareholder may offer all, some or none of the shares of our common stock being offered by this prospectus. The selling shareholder will pay all expenses incurred with respect to the registration and sale of the selling shareholder’s common stock. The shares offered by the selling shareholder under this prospectus may be offered from time to time by the selling shareholder named below.

	Shares Beneficially Owned Prior to the Offering					Shares Beneficially Owned After the Offering
Name of Selling Shareholder	Number of Shares Beneficially Owned		Percent (1)	Number of Shares Offered		Number of Shares Beneficially Owned (2)		Percent (1)(2)
David H. Hughes(3)	1,266,548	(4)	2.05	300,000	(5)	966,548	(4)	1.56%

(1)	Percentage calculations based on 61,678,578 shares of our common stock that were issued and outstanding as of September 10, 2004, as adjusted for the two-for-one stock split payable on September 22, 2004, which adjustment was made by doubling the number of shares of our common stock that were issued and outstanding on September 10, 2004.
(2)	Assumes all of the shares offered by the selling shareholder under this prospectus have been sold.
(3)	David H. Hughes has served as a director of our company since 1968 and as our Chairman of the Board since 1986. David H. Hughes also served as our Chief Executive Officer from 1994 to 2003.
(4)	Includes 169,800 shares subject to options under our 1988 Stock Option Plan or our 1997 Executive Stock Plan that are exercisable within 60 days, 170,592 shares represented by restricted share grants under our 1997 Executive Stock Plan and 7,354 shares owned of record by David H. Hughes’ spouse. David H. Hughes is considered to have sole voting and investment power with respect to 927,960 shares and shared voting and investment power with respect to 338,588 shares. David H. Hughes is an executive officer and director of, and owns a one-third equity interest in Hughes, Inc., a corporation to which we make payments for the lease of certain properties. Includes 86,432 shares held by Hughes, Inc. David H. Hughes is considered to share voting and investment power with respect to such shares. Also includes 244,802 shares held by three trusts of which David H. Hughes is a co-trustee.
(5)	All of the shares offered by the selling shareholder will be offered by David H. Hughes, as Trustee of the David H. Hughes Trust dated 6/16/87, as amended.

PLAN OF DISTRIBUTION

We and/or the selling shareholder may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us and/or the selling shareholder from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us and/or the selling shareholder to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

If we and/or the selling shareholder offer and sell securities through an underwriter or underwriters, we and/or the selling shareholder will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or the selling shareholder at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

We and/or the selling shareholder may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

Neither we, the selling shareholder, nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we, the selling shareholder, nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling shareholder offer and sell securities through a dealer, we, the selling shareholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

We and/or the selling shareholder may solicit offers to purchase the securities directly, and we and/or the selling shareholder may sell the securities directly to institutional or other investors, who may be deemed an underwriter within the meaning of the Securities Act of 1933 with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and/or the selling shareholder may enter into agreements with agents, underwriters and dealers under which we and/or the selling shareholder may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and/or the selling shareholder in the ordinary course of business.

We and/or the selling shareholder may authorize our respective agents, dealers or underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters, dealers or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, each series of offered securities will be a new issue of securities with no established trading market, except for our common stock, which is listed on the New York Stock Exchange. Unless otherwise indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for our common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

From time to time, the selling shareholder may pledge or grant a security interest in some or all of our common stock he owns. If the selling shareholder defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling shareholder also may transfer and donate our common stock owned by him in other circumstances. The number of shares of our common stock beneficially owned by the selling shareholder will decrease as and when the selling shareholder transfers or donates his shares of our common stock or defaults in performing obligations secured by his shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of securities offered under this prospectus will be passed upon for us by John Z. Paré, our Senior Vice President, General Counsel and Secretary, and by our outside counsel, Holland & Knight LLP, Orlando, Florida, and for any underwriters, dealers, or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Amendment No. 1 to Annual Report on Form 10-K/A for the year ended January 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Century Maintenance Supply, Inc. as of December 31, 2002 and for the year then ended, included in Amendment No. 1 to the Current Report on Form 8-K/A under the Securities Exchange Act of 1934, of Hughes Supply, Inc. dated December 19, 2003 and incorporated in this prospectus by reference to such Amendment No. 1 to the Current Report on Form 8-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting to conform with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. The SEC also maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. In addition, you may inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange which are located at 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-3 to register with the SEC the securities described herein. This prospectus is a part of that registration statement and constitutes a prospectus of Hughes Supply. As allowed by SEC rules, this prospectus does not contain all the information that can be found in the registration statement or the exhibits to the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended January 30, 2004 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2004 Annual Meeting of Shareholders).

•	Amendment No. 1 to Annual Report on Form 10-K/A filed on September 14, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

•	Amendment No. 1 to Current Report on Form 8-K filed on January 8, 2004.

•	Current Reports on Form 8-K filed on February 17, 2004, June 14, 2004, July 30, 2004, August 24, 2004, August 30, 2004 and September 14, 2004.

•	All documents filed by Hughes Supply under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of the filed documents and other information referred to above, excluding exhibits, unless they are specifically incorporated by reference into those documents. You can request those documents by visiting our website at www.hughessupply.com, by calling (407) 822-2139, or by making a written request to our Investor Relations Department at:

Hughes Supply, Inc.

Corporate Office

One Hughes Way

Orlando, Florida 32805

$700,000,000

Debt Securities, Common Stock, Warrants, Stock Purchase Contracts and Units

Offered by

Hughes Supply, Inc.

300,000 Shares of Common Stock of Hughes Supply, Inc.

Offered by the

Selling Shareholder

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned Registrant, except that the portion of such fees and expenses allocable to shares of common stock sold pursuant to this registration statement by the selling shareholder ($781.56) will be borne by the selling shareholder:

SEC Registration Fee		$89,862.34	(1)
Trustee’s Fees and Expenses	$	*
Rating Agencies’ Fees	$	*
Transfer Agent and Registrar Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing, Engraving and Mailing Expenses	$	*
Miscellaneous	$	*

Total		$89,862.34

*	To be provided in an exhibit to a filing with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934.
(1)	Includes the offset pursuant to Rule 457(p) of an aggregate registration fee of $5,426, which Registrant paid in connection with $67,075,000 of unsold securities under Registration Statement No. 333-110150.

Item 15.	Indemnification of Directors and Officers

Hughes Supply is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Our bylaws provide that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. Hughes Supply has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Item 16.	Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Restated Articles of Incorporation incorporated by reference to Exhibit 3.1 to Form 8-K dated August 30, 2004
4.2	Amended and Restated By-Laws, as amended and restated on August 24, 2004, incorporated by reference to Exhibit 3.2 to Form 8-K dated August 30, 2004
4.3	Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 (Commission File No. 001-08772)
4.5	Form of Senior Indenture
4.6	Form of Subordinated Indenture
4.7	Form of Senior Debt Security*
4.8	Form of Subordinated Debt Security*
4.9	Form of Convertible Debt Security*
4.10	Form of Warrant*
4.11	Form of Warrant Agreement*
4.12	Form of Stock Purchase Contract*
4.13	Form of Stock Purchase Contract Agreement*
4.14	Form of Pledge Agreement*
4.15	Form of Unit Agreement*
5.1	Opinion of John Z. Paré, Esq.
5.2	Opinion of Holland & Knight LLP
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3	Consent of John Z. Paré, Esq. (included in Exhibit 5.1)
23.4	Consent of Holland & Knight LLP (included in Exhibit 5.2)
24.1	Power of Attorney of certain directors and officers of Hughes Supply, Inc. (set forth on the signature page of the registration statement as filed on June 14, 2004)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

Item 17.	Undertakings

(a)	Hughes Supply hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the SEC by Hughes Supply pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Hughes Supply’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hughes Supply pursuant to its articles of incorporation, bylaws, by agreement or otherwise, Hughes Supply has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hughes Supply of expenses incurred or paid by a director, officer or controlling person of Hughes Supply in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hughes Supply will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	Hughes Supply hereby undertakes:

(1)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(2)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Hughes Supply pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

(3)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on September 17, 2004.

Hughes Supply, Inc.

By:	/s/ DAVID BEARMAN
David Bearman Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Thomas I. Morgan	President and Chief Executive Officer and Director	September 17, 2004

/s/ DAVID BEARMAN David Bearman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2004

* David H. Hughes	Chairman and Director	September 17, 2004

* John D. Baker II	Director	September 17, 2004

* Robert N. Blackford	Director	September 17, 2004

* H. Corbin Day	Director	September 17, 2004

* Vincent S. Hughes	Director	September 17, 2004

Signature	Title	Date

* Dale E. Jones	Director	September 17, 2004

* William P. Kennedy	Director	September 17, 2004

* Patrick J. Knipe	Director	September 17, 2004

* Amos R. McMullian	Director	September 17, 2004

*By: /s/ DAVID BEARMAN David Bearman Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Restated Articles of Incorporation incorporated by reference to Exhibit 3.1 to Form 8-K dated August 30, 2004

4.2	Amended and Restated By-Laws, as amended and restated on August 24, 2004, incorporated by reference to Exhibit 3.2 to Form 8-K dated August 30, 2004

4.3	Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 (Commission File No. 001-08772)

4.5	Form of Senior Indenture

4.6	Form of Subordinated Indenture

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security*

4.9	Form of Convertible Debt Security*

4.10	Form of Warrant*

4.11	Form of Warrant Agreement*

4.12	Form of Stock Purchase Contract*

4.13	Form of Stock Purchase Contract Agreement*

4.14	Form of Pledge Agreement*

4.15	Form of Unit Agreement*

5.1	Opinion of John Z. Paré, Esq.

5.2	Opinion of Holland & Knight LLP

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.3	Consent of John Z. Paré, Esq. (included in Exhibit 5.1)

23.4	Consent of Holland & Knight LLP (included in Exhibit 5.2)

24.1	Power of Attorney of certain directors and officers of Hughes Supply, Inc. (set forth on the signature page of the registration statement as filed on June 14, 2004)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.